Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE “ACTS”). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

XRPRO SCIENCES, INC.
WARRANT AGREEMENT

VOID AFTER 5:00 P.M. NEW YORK TIME, MARCH 25, 2018

Warrant No.:

Number of Shares of Common Stock:

Date of Exchange: January 31, 2015 (“Exchange Date”)

Date of Issuance:  March 26, 2013 (“Issuance Date”)

1. Basic Terms. This Warrant Agreement (the “Warrant”) certifies that, for value received, the registered holder specified below or its registered assigns (“Holder”) is entitled to purchase from XRpro Sciences, Inc., formerly known as Caldera Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 (the “Corporation”), subject to adjustments as provided herein, [____________] ([________]) shares of the Common Stock, $.001 par value, of the Corporation (the “Common Stock”) at the price per share shown below (the “Exercise Price”).

Holder:

Exercise Price per share: $2.10

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

This Warrant is issued pursuant to an Exchange Agreement dated as of January 31, 2015 by and between the Holder and the Corporation in exchange for the warrant issued to the Holder by the Corporation on March 26, 2013 (the “Agreement”).

2. Corporation’s Representations/Covenants. The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

3. Method of Exercise; Fractional Shares.

(a) This Warrant is exercisable at the option of the Holder at any time by surrendering this Warrant, on any business day during the period (the “Exercise Period”) beginning the business day after the issue date of this Warrant specified above and ending at 5:00 p.m. (New York time) five (5) years after the issue date. To exercise this Warrant, the Holder shall deliver to the Corporation (whether via facsimile or otherwise) the executed exercise form (the “Exercise Notice”) (substantially in the form of that attached hereto) and, unless this Warrant is being exercised on a cashless basis as set forth in Section 3(b) below, together with payment for the Common Stock purchased under this Warrant. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. The principal office of the Corporation is located at the address specified in Section 1 of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. Payment shall be made by check payable to the order of the Corporation or by wire transfer. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option: (i) pay to the Holder an amount in cash equal to the product of (x) such fraction, multiplied by (y) the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise; or (ii) issue scrip for the fraction in registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

(b) In lieu of exercising this Warrant for cash pursuant to Section 3(a), the Holder may elect to exercise this Warrant on a cashless basis by surrender of this Warrant at the principal office of the Corporation together with notice of such election, in which event the Corporation shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Y (A - B)
X =	A

Where:

X -- The number of shares of Common Stock to be issued to the Holder under this Section 3(b).

Y -- The number of shares of Common Stock for which under this Warrant is being exercised pursuant to this Section 3(b) (at the date of such calculation).

A -- The Fair Market Value (as defined below) of a share of Common Stock on the immediately preceding Trading Day (as defined below).

B -- The Exercise Price (as adjusted to the date of such calculations).

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For purposes of this Section 3(b), the “Fair Market Value” of a share of Common Stock shall mean (i) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (ii) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (iii) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, OTCQX or OTCQB (or any successors to any of the foregoing) or similar quotation system or association for such day; or (iv) if there have been no sales of the Common Stock on the OTC Bulletin Board, OTCQX or OTCQB (or any successors to any of the foregoing) or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, OTCQX or OTCQB (or any successors to any of the foregoing) or similar quotation system or association at the end of such day; in each case, averaged over ten (10) consecutive Trading Days ending on the Trading Day immediately prior to the day as of which “Fair Market Value” is being determined. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB (or any successors to any of the foregoing) or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Board of Directors of the Corporation. “Trading Day” means a day on which the principal securities exchange or securities market on which the Common Stock is principally traded is open for business.

(c) On or before the third (3rd) Trading Day (as defined below) following the later of (i) the date on which the Corporation has received an Exercise Notice or (ii) the date on which the Corporation receives payment of the Exercise Price (which shall not apply for cashless exercises), the Corporation shall transmit an acknowledgment of confirmation of receipt of such Exercise Notice to the Holder and the Corporation’s transfer agent (the “Transfer Agent”). On or before the fifth (5th) Trading Day following the later of (i) the date on which the Corporation has received such Exercise Notice or (ii) the date on which the Corporation receives the Exercise Price (such later date, the “Delivery Date”), the Corporation shall (x) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Corporation’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon the later of (i) the date on which the Corporation has received the Exercise Notice or (ii) the date on which the Corporation receives the Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such shares of Common Stock are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such shares of Common Stock (as the case may be).

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(d) If the Corporation fails to deliver to the Holder a certificate or certificates representing the shares of Common Stock issuable upon exercise of this Warrant pursuant to an exercise by the close of business on the fifth (5th) Trading Day after the date on which the Corporation has received an Exercise Notice or the date on which the Corporation receives payment of the Exercise Price, and if after such fifth (5th) Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon exercise of this Warrant which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Corporation shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon exercise of this Warrant that the Corporation was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Common Stock issuable upon exercise of this Warrant for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock issuable upon exercise of this Warrant with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Corporation’s obligations under this Section 3(d) will be subject to the Holder providing the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

4. Protection Against Dilution. If the Corporation, with respect to the Common Stock, (a) pays a dividend or makes a distribution on shares of common stock that is paid in shares of common stock or in securities convertible into or exchangeable for Common Stock (in which latter event the number of shares of common stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (b) subdivides outstanding shares of Common Stock into a greater number of shares, (c) combines outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of Common Stock any shares of capital stock of the Corporation, the Exercise Price and number of shares purchasable under this Warrant in effect immediately prior thereto shall be adjusted so that each Holder thereafter shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation that it would have owned or been entitled to receive in respect of this Warrant immediately after the happening of any of the events described above had this Warrant been converted immediately prior to the happening of that event. An adjustment made in accordance with this section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made in accordance with this Section 4, the Holder becomes entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the board of directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price and number of shares purchasable under this Warrant between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

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5. Adjustment for Reorganization, Consolidation, Merger. In the event of any (a) consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, (b) the sale or conveyance to another person or entity of the property of the Corporation as an entirety or substantially as an entirety, (c) any statutory exchange of securities with another person or entity (including any exchange effected in connection with a merger of a third corporation into the Corporation), (d) capital reorganization of the Corporation, (e) reclassification of the stock of the Corporation, or (f) or other similar transaction (each such transaction referred to herein as “Reorganization”), this Warrant shall remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of shares of Common Stock then purchasable under this Warrant, the Holder shall thereupon be entitled to receive and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the Corporation or of the successor person or entity resulting from such Reorganization which the Holder would have owned or been entitled to receive as a result of such Reorganization had this Warrant been exercised immediately prior to such Reorganization (and assuming the Holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of common stock in respect of which such rights of election shall not have been exercised (“non electing share”) then for the purpose of this section the kind and amount of securities, property or cash receivable upon such Reorganization for each non electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing person or entity is not the Corporation, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of shares of Common Stock acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this section similarly apply to successive Reorganizations.

6. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall, within fifteen (15) business days, give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

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7. Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed; the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

8. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

9. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

10. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

11. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the “Acts”). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. If the Holder seeks an opinion as to transfer without registration from Holder’s counsel, the Corporation shall provide such factual information to Holder’s counsel as Holder’s counsel reasonably requests for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

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12. Transfer. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed. Under no circumstances may this Warrant be assigned or transferred by the Corporation.

13. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

14. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

15. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

16. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Corporation and the successors and permitted assigns of the Holder. Such successors and/or assigns of the Holder shall be deemed to be a Holder for all purposes hereunder. This Warrant, together with the Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Agreement, the statements in the body of this Warrant shall control. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

17. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its principles governing conflicts of law.

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XRPRO SCIENCES, INC.

By:
Name: Richard Cunningham
Title: President and Chief Executive Officer

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XRPRO SCIENCES, INC.
Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Names of Assignee	Address	Taxpayer ID No.	Number of Shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date:
Signature

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XRPRO SCIENCES, INC.
Exercise Form

(To be executed by the Holder to purchase Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of XRpro Sciences, Inc., a Delaware corporation.

________ The undersigned tenders cash payment for those shares.

________ The undersigned is exercising this Warrant as a cashless exercise pursuant to Section 3(b) of the Warrant.

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if the number of shares with respect to which the undersigned holder has exercised purchase rights is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:
Signature

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